Exhibit 32(a)
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
UNIVERSAL FOREST PRODUCTS, INC.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
I, Michael B. Glenn, Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
(1) The quarterly report on Form 10-Q for the quarterly period ended March 27, 2010, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended March 27, 2010 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.
Date: April 21, 2010	By:	/s/ Michael B. Glenn
Michael B. Glenn,
Chief Executive Officer and Principal Executive Officer
The signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Universal Forest Products, Inc. and will be retained by Universal Forest Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.